Consent of Independent Auditor
We hereby consent to the incorporation by reference in this registration statement on form S-8 of SSR Mining Inc. (formerly Silver Standard Resources Inc.) of our report dated February 23, 2017 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in SSR Mining Inc.’s Annual Report on Form 40-F for the year ended December 31, 2016.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants
Vancouver, BC
August 9, 2017

PricewaterhouseCoopers LLP
PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.